                     AMENDMENT TO COMMERCIAL LOAN AGREEMENT
                     --------------------------------------
                                    (AB/MOS)

                  This Amendment to Commercial Loan Agreement ("Amendment") is entered into as of June 11, 1998 (but shall be deemed effective as of April 26, 1998) by and between The Sumitomo Bank of California, a California banking corporation ("Sumitomo"), Manufacturers Bank, a California banking corporation ("Manufacturers"), AB Plastics Corporation, a California corporation ("AB Plastics"), M.O.S. Plastics, Inc., a California corporation ("MOS Plastics"), Compass Plastics & Technologies, Inc., a Delaware corporation ("Guarantor"), and Sumitomo in its capacity as agent for Sumitomo and Manufacturers (the "Agent"). Manufacturers and Sumitomo are sometimes collectively referred to herein as the "Banks." AB Plastics and MOS Plastics are sometimes referred to herein collectively as the "Borrowers." This Amendment is entered into with reference to the following:


                                    RECITALS
                                    --------

          A. The Agent, the Banks, the Borrowers and the Guarantor previously entered into that certain Commercial Loan Agreement dated as of February 27, 1998 (the "Agreement").

          B. The Agent, the Banks, the Borrowers and the Guarantor desire to amend the Agreement on the terms and conditions set forth herein.

                                    AMENDMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent, the Banks, the Borrowers and the Guarantor hereby agree as follows:

       1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Agreement.

       2. Amendments. The Agreement is hereby amended as follows:

          A. 1.5 Repayment Terms of Term Loan. Section 1.5(c)(i) is hereby amended by adding the following sentence at the end thereof:

                                    "Notwithstanding anything to the contrary contained in this subparagraph 1.5(c)(i), Borrowers will be required to apply only 60% of the net proceeds (i.e., gross proceeds less repayment of the indebtedness secured by a deed of trust against the property and reasonable closing costs) from the sale of real estate owned by Borrowers to the outstanding principal amount of the Term Loan."

          B. 1.6 Interest Rates. Subsection 1.6(c)(ix) is hereby amended and restated in its entirety to provide as follows:

               "(ix) As used herein, "Applicable Spread" means the additional component of interest, expressed as a percentage per annum, to be added to the Prime Rate or the Offshore Rate, as applicable, in determining the applicable interest rate for amounts outstanding under the Loans. The Applicable Spread shall be based on the ratio of the Senior Funded Debt (on a consolidated basis) to EBITDA (on a consolidated basis) in accordance with the following Pricing Grid:

         ================================ ========================== ==========================

         Ratio of Funded Debt to EBITDA      Applicable Spread for      Applicable Spread for
                                            Offshore Rate Borrowings    Prime Rate Borrowings
         ================================ ========================== ==========================
         Greater than or equal to 4.00    4.50%                      2.25%
         to 1
         -------------------------------- -------------------------- --------------------------

         Greater than or equal to 3.50    3.75%                      1.50%
         to 1 but less than 4.00 to 1
         -------------------------------- -------------------------- --------------------------

         Greater than or equal to 3.00    3.00%                      .75%
         to 1 but less than 3.50 to 1
         -------------------------------- -------------------------- --------------------------

         Greater than or equal to 2.50    2.75%                      .50%
         to 1 but less than 3.00 to 1
         -------------------------------- -------------------------- --------------------------

         Less than 2.50 to 1              2.50%                      .25%
         -------------------------------- -------------------------- --------------------------

                  The ratio of Senior Funded Debt to EBITDA (as those terms are defined in Section 1.5(c) above) shall be determined by Agent as of the last day of each fiscal month based on financial information supplied by the Borrowers and Guarantor hereunder (with such adjustments thereto as Agent shall reasonably determine). EBITDA will be computed for the twelve fiscal months ending with the measuring date. The Applicable Spread shall be per the Pricing Grid and shall take effect (a) immediately for new Offshore Rate Advances, and for existing Offshore Rate Advances on the maturity of the applicable interest period for such existing Offshore Rate Advances, and
                  (b) immediately for Prime Rate

                  Advances. Concurrently with the execution of this Amendment the applicable borrowing rates shall be Offshore Rate plus 3.75% and Prime Rate plus 1.5%."

                  C. 2.1 Unused Commitment Fee. Section 2.1(b) is hereby amended by deleting the existing table and adding the following table:

                 ======================================== ======================

                 Ratio of Senior Funded Debt to EBITDA    Applicable UCF Spread

                 ======================================== ======================

                 Greater than or equal to 4.00 to 1                1.00%
                 ---------------------------------------- ----------------------

                 Greater than or equal to 3.50 to 1 but            0.75%
                 less than 4.00 to 1
                 ---------------------------------------- ----------------------

                 Greater than or equal to 3.00 to 1 but            0.50%
                 less than 3.50 to 1
                 ---------------------------------------- ----------------------

                 Greater than or equal to 2.50 to 1 but           0.375%
                 less than 3.00 to 1
                 ---------------------------------------- ----------------------

                 Less than 2.50 to 1                               0.25%
                 ---------------------------------------- ----------------------

                  D. 6.2 Financial Information. Subsection 6.2(b) is hereby amended and restated in its entirety to provide as follows:

                       "(b) Within 45 days after the period's end (including the financial statements of the last month of the fiscal year), consolidated and consolidating monthly financial statements (including a balance sheet, income statement and statement of cash flows) for Guarantor, Borrowers and AB Plastics de Mexico S.A. de C.V. ("AB Mexico") and any other subsidiaries. These financial statements may be internally prepared. The statements shall be prepared on a consolidated and consolidating basis, and shall reflect the results for the month just ended as well as the results from the beginning of the current fiscal year through the month just ended, along with a comparison to budget. Borrowers shall also provide to Agent monthly compliance certificates (in the form of Exhibit E hereto) within 45 days of each month end containing details as reasonably required by the Banks including, but not limited to, capital expenditure detail by location, item and how financed."

                  E. 6.3 Quick Ratio. Section 6.3 is hereby modified by substituting the word "month" for the word "quarter" contained therein.

                  F. 6.4 Tangible Net Worth. Section 6.4 is hereby amended and restated in its entirety to provide as follows:

                       "6.4 Tangible Net Worth. To maintain on a consolidated basis as of the end of each fiscal month Tangible Net Worth equal to at least the sum of the following:

                            (a) $3,200,000;

                            (b) 80% of the cumulative net income after income
                       taxes determined on a monthly basis (with no deduction for losses determined on a monthly basis) earned after April 26, 1998;

                            (c) the net proceeds from any equity securities
                       issued after the date of this Agreement; and

                            (d) any increase in stockholders' equity resulting
                       from the conversion of debt securities to equity securities after the date of this Agreement.

                            'Tangible Net Worth' means the gross book value of
                       Guarantor's and Borrowers' assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, officer/employee and stockholder receivables, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles), plus debt subordinated to Banks in a manner acceptable to Banks, less total liabilities, including, without limitation, accrued and deferred income taxes, and any reserves against assets."

                  G. 6.5 Maximum Senior Funded Debt to EBITDA. Section 6.5 is hereby amended and restated in its entirety to provide as follows:

                       "6.5 Maximum Senior Funded Debt to EBITDA. To maintain on a consolidated basis a ratio of Senior Funded Debt to EBITDA (as those terms are defined in Section 1.5 above) of not to exceed (a) 4.00 to 1 at all times prior to the fiscal year ending about October 26, 1998; (b) 3.75 to 1 effective with the fiscal year ending about October 26, 1998 through one day prior to fiscal quarter ending about April 26, 1999, (c) 3.50 to 1 effective with the fiscal quarter ending about April 26, 1999 through one day prior to fiscal year ending about October 26, 1999, and
                       (d) 3.00 to 1 effective with the fiscal year ending about October 26, 1999 and thereafter. For purposes of this covenant, EBITDA will be computed for the twelve months ending on the measuring date, and this covenant shall be tested as of the last day of each fiscal month. Senior Funded Debt will be determined as the amount thereof as of the date of measurement. The trailing twelve month EBITDA for AB Plastics for the fiscal month ending January 25, 1998, and for MOS Plastics for the fiscal month ending January 31, 1998, is as computed on Schedule
                       6.5. This EBITDA shall be used for computing the covenant at closing."

                  H. 6.6 Fixed Charge Coverage Ratio. The definitions of "Cash Flow" and "Fixed Charges" set forth in Section 6.6 are hereby amended to provide as follows:

                       " 'Cash Flow' means the sum of trailing twelve month EBITDA for the Guarantor and its subsidiaries (on a consolidated basis) (plus MOS Plastics prior to acquisition).

                       'Fixed Charges' means, as of the date of determination, the sum of (a) the annualized (from the beginning of Guarantor's fiscal year through the date of measurement, on a consolidated basis for Guarantor and its subsidiaries) sum of gross interest expense (payable in cash for the period), plus taxes payable for such period, plus cash dividends/distributions, plus (b) current portion of long term debt under all Indebtedness including, but not limited to, payments due under any seller notes or 'earn-out' agreements entered into in connection with the acquisition of MOS Plastics or any other arrangements."

                  I. 6.7 Profitability. Section 6.7 is hereby amended by deleting the period at the end thereof and adding the following:

                       ", effective with the fiscal quarter ending about July 26, 1998."

                  J. 6.10 Leases. Section 6.10 is hereby amended by changing the words "two million dollars ($2,000,000)" appearing therein to "two million five hundred dollars ($2,500,000)."

                  K.   6.24 Additional Negative Covenants.  Subsection
6.24(j) is hereby amended by changing the dollar figure "$6,500,000" set forth therein to "$5,500,000."

                  L. 6.30 Appraisals. A new Section 6.30 is hereby added to the Agreement which shall provide as follows:

                       "6.30 Appraisals. Borrowers shall allow Agent's appraisers from time to time to inspect and appraise all of Borrowers' machinery and equipment (the first such appraisal to take place by July 10, 1998), and Borrowers shall, upon request of Agent, pay all reasonable appraisal fees and costs incurred in connection therewith."

                  M. Notice of Defaults. A new Section 6.31 is hereby added to the Agreement which shall provide as follows:

                       "6.31 Notice of Defaults. Borrowers shall, within five
                       (5) days of becoming aware thereof, notify Agent in writing of any Event of Default, and of any event that with the giving of notice and/or the passage of time could become an Event of Default. Without limiting the foregoing, Borrowers shall also promptly notify the Agent if they anticipate that any financial covenant contained herein shall not be met as of the next date of determination applicable to any such covenant (which Borrowers are aware of prior to the time Agent or Banks are so aware because the Borrowers have the financial information prior to the time they are obligated to remit it to the Agent or Banks, or for any other reason whatsoever)."

                  N. Exhibit E. The existing Exhibit E to the Agreement is hereby deleted and a new Exhibit E in the form of Exhibit "E" attached hereto is substituted in its place.

         3. Events of Default. The failure of the Borrowers (or either of them) to perform or observe any of the additional terms and conditions set forth in this Amendment (which failure is not cured within the grace period applicable under Section 8.1(b) of the Agreement, if any) shall constitute an Event of Default under the Agreement, and shall permit the Agent and the Banks to exercise all of their rights and remedies set forth in the Agreement, other loan documents and which they may otherwise have under law. Furthermore, the failure of the Borrowers (or either of them) to raise an additional $2,000,000 in equity or subordinated debt (which is subordinated to the indebtedness owing to the Banks pursuant to documentation and terms satisfactory to the Banks in their sole discretion) by no later than October 31, 1998 shall constitute an additional Event of Default under the Agreement, and shall permit the Agent and the Banks to exercise all of their rights and remedies set forth in the Agreement, other loan documents, and which they may otherwise have under law.

         4. Amendment Fee. Concurrently with execution hereof, Borrowers shall pay to Agent, for the ratable benefit of the Banks, an amendment fee in the amount of $10,000.

         5. Reaffirmation of Guaranty and Security Documents. Guarantor and Borrowers hereby reaffirm and agree to perform and observe all of their respective obligations and agreements under the continuing guaranty, security agreements, pledge agreements, and any other loan documents and security documents executed in connection with the Agreement, or otherwise pertaining to the transactions described therein, in light of the foregoing amendments and modifications.

         6. Loan Documents in Full Force and Effect. Except as specifically amended or modified by this Amendment, the Agreement and any and all other loan documents executed in connection therewith or pertaining thereto shall remain unmodified and in full force and effect.

         7. Payment of Costs and Fees. Borrowers agree to pay, promptly upon demand by Agent, all costs and expenses incurred by the Agent and the Banks in connection with the preparation and negotiation of this Amendment, and which may otherwise have been incurred by the Agent and the Banks in connection with the Agreement, including without limitation reasonable attorneys' fees and costs incurred by the Agent and Banks.

                  This Amendment is executed as of the date stated at the top of the first page.

                              "Borrowers"

                              AB PLASTICS CORPORATION, a California corporation


                              By: \s\ Michael A. Gibbs
                                  -------------------------------------
                                  Michael A. Gibbs, CEO
                                  ---------------------
                                 [Printed Name and Title]


                              By: \s\ Paul J. Iacono
                                  -------------------------------------
                                  Paul J. Iacono, CFO
                                  -------------------
                                  [Printed Name and Title]


                              M.O.S. PLASTICS, INC., a California corporation


                              By: \s\ Michael A. Gibbs
                                  -------------------------------------
                                  Michael A. Gibbs, CEO
                                  ---------------------
                                  [Printed Name and Title]


                              By: \s\ Paul J. Iacono
                                  -------------------------------------
                                  Paul J. Iacono, CFO
                                  ---------------------
                                  [Printed Name and Title

                              Address where notices to Borrowers are to be sent:

                              15730 South Figueroa Street
                              Gardena, California 90248
                              Attn: Paul J. Iacono
                              Telecopier: (310) 523-9859
                              Telephone:  (213) 770-8771

                              "Guarantor"

                              COMPASS PLASTICS & TECHNOLOGIES, INC.,
                              a Delaware corporation


                              By: \s\ Michael A. Gibbs
                                  -------------------------------------
                                  Michael A. Gibbs, CEO
                                  ---------------------
                                  [Printed Name and Title]


                              By: \s\ Paul J. Iacono
                                  -------------------------------------
                                  Paul J. Iacono, CFO
                                  -------------------
                                  [Printed Name and Title]



                              Address where notices to Guarantor are to be sent:

                              15730 South Figueroa Street
                              Gardena, California  90248
                              Attn:  Paul J. Iacono
                              Telecopier:  (310) 523-9859
                              Telephone:   (213) 770-8771

                              "Banks"

                              THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation, in its individual capacity


                              By: \s\ Sajeda Simjee
                                  -------------------------------------
                                  Sajeda Simjee, Vice President


                              Address where notices to Sumitomo are to be sent:

                              The Sumitomo Bank of California
                              20100 Magnolia Street
                              Huntington Beach, California  92646
                              Attn:  Manager
                              Telecopier: (714) 968-4959
                              Telephone:  (714) 965-5560



                              MANUFACTURERS BANK, a California banking corporation


                              By: \s\ Gregory J. Hall
                                  -------------------------------------
                                  Gregory J. Hall, V.P.
                                  ---------------------
                                  [Printed Name and Title]


                              Address where notices to Manufacturers are to be sent:

                              Manufacturers Bank
                              515 South Figueroa Street
                              Los Angeles, California  90071
                              Attn:  Greg Hall
                              Telecopier:  (213) 489-6291
                              Telephone:   (213) 489-6252

                              "Agent"

                              THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation, as Agent for itself and Manufacturers Bank


                              By:  \s\ Sajeda Simjee
                                   -------------------------------------
                                   Sajeda Simjee, Vice President


                              Address where notices to Agent are to be sent:

                              The Sumitomo Bank of California
                              20100 Magnolia Street
                              Huntington Beach, California  92646
                              Attn.:   Manager
                              Telecopier: (714) 968-4959
                              Telephone:  (714) 965-5560